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                                                                     Exhibit 5.1




                                  May 23, 2001



Citizens Communications Company
3 High Ridge Park
Stamford, Connecticut  06905

Ladies and Gentlemen:

                  We have acted as special counsel to Citizens Communications Company, a Delaware corporation (the "Company"), in connection with the issuance by the Company of $700,000,000 in aggregate principal amount of 8.50% notes due May 15, 2006 (the "2006 Notes") and $1,050,000,000 in aggregate principal amount of 9.25% notes due May 15, 2011 (the "2011 Notes"; together with the 2006 Notes, the "Notes") pursuant to the prospectus supplement dated May 18, 2001 to the prospectus dated May 9, 2001 forming part of the Registration Statement of the Company on Form S-3, File No. 333-58044 as amended by Amendment No. 1 thereto (as amended, the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission"). The Notes have been issued pursuant to the Indenture, dated as of May 23, 2001 between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture thereto, dated as of May 23, 2001 (as supplemented, the "Indenture").

                  This opinion letter is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

                  In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:
(i) the Registration Statement; (ii) the Indenture; (iii) the Restated Certificate of Incorporation of the Company as in effect on the date hereof;
(iv) the By-Laws of the Company as in effect on the date hereof; and (v) resolutions adopted by the Board of Directors of the Company authorizing, among other things, the filing of the Registration Statement and the issuance and sale of the Notes. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of pubic officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.


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Citizens Communications Company
May 23, 2001
Page 2




                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                  Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware. This opinion letter is limited to the laws, including the rules and regulations, as in effect on the date hereof.

                           Based upon and subject to the foregoing, we are of the opinion that the Notes constitute binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) an implied covenant of good faith and fair dealing and
         (c) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

                  We hereby consent to the filing of this opinion letter with the Commission as an exhibit to a Current Report of the Company on Form 8-K. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

                                                    Very truly yours,

                                                    /s/  Winston & Strawn